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                                                               EXHIBIT 11.1


                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.


                        STATEMENT OF COMPUTATION OF NET
                         INVESTMENT INCOME PER LIMITED
                                PARTNERSHIP UNIT
               FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996


                                                        1997               1996
                                                     ----------         ----------
Net Investment Income                                $  149,538         $  241,961

Percentage Allocable to Limited Partners                     99%                99%
                                                     ----------         ----------

Net Investment Income Allocable
   to Limited Partners                               $  148,043         $  239,541
                                                     ==========         ==========

Weighted Average Number of Limited
   Partnership Units Outstanding                      1,104,881          1,196,564
                                                     ==========         ==========

Net Investment Income Per Limited
   Partnership Unit                                  $      .13         $      .20
                                                     ==========         ==========